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                            SECURITIES AND EXCHANGE COMMISSION


                                  Washington, D.C. 20549

                                         FORM 8-K

                    Current Report Pursuant to Section 13 or 15(d) of
                                The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 1997



                                         PHC. Inc.
                     (Exact name of registrant as specified in its charter)




           Massachusetts            0-23524                   4-2601571

          (State or oth            (Commission              (I.R.S.Employer
           jurisdiction of          File Number)            Identification No.)
           incorporation)





                       200 Lake Street Suite 102. Peabody, MA 01960
                   (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:         (508) 536-2777


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     On February 19, 1997,  the Company's  Franvale  Nursing and  Rehabilitation
Center ("Franvale") was cited for deficiencies by the Massachusetts Department of Public Health as the result of a routine survey. A civil penalty of $3,050 per day was imposed which was reduced to $2,250 per day March 12, 1997, which fines continue to accrue. The Company has the right to appeal these fines and has requested an informal review of the fines imposed. If the company does not appeal the imposition of the fines and the deficiency notice, the penalties could be reduced by 35%. At the time of the original citation, the Company was notified by the Department of Public Health and by the federal agency, HCFA, that Franvale would be terminated from the Medicare and Medicaid programs unless Franvale was in substantial compliance with regulatory requirements by March 14, 1997. Franvale submitted a plan of correction to the Department of Public Health and on March 12, 1997, as the result of a resurvey by the Department of Public
Health,  a  new  statement  of  deficiencies  was  issued,   which  contained  a
significant number of violations but recharacterized the level of seriousness of the deficiencies to a lower degree of violation and which extended the threatened date of termination to April 30, 1997.


     As a result of the new statement of deficiencies, the Department of Public Health has precluded the Company from admitting new patients to its Franvale facility. In addition, patients may be readmitted to Franvale facility from a hospital only after a case by case review by the Department of Public Health. The Company is obligated to notify the attending physician of each resident of Franvale who was found to have received substandard care of the deficiency notice and is obligated also to notify the Massachusetts board which licenses the administrator of Franvale. HCFA has informed the Company that it will publish a notice of impending termination in the Boston Globe not later than April 14, 1997, unless Franvale has been found to be in substantial compliance by that date. The Company has requested authority to admit new patients on a case by case basis and is awaiting approval.

     The Company has replaced the management team at Franvale and is attempting to bring the facility into substantial compliance at the earliest possible date, including the expenditure of significant sums for staffing and programmatic improvements. However, if the Franvale facility is not in substantial compliance before April 30, 1997, Franvale may be unable to admit new patients or may continue to be subject to a case by case review of readmissions, may continue to incur significant civil penalties, may lose its certification under the Medicare and Medicaid programs which would materially affect the number of residents at the facility and would call into question its ability to operate, and could lose its licensure altogether.

     As a result of the decrease in census resulting from the inability of Franvale to admit new patients and the limitations on its ability to re-admit patients, the monetary penalties which continue to accrue, and the expenses that have been incurred by the Company in an attempt to cure the cited deficiencies, the Company anticipates an adverse effect on its financial results for the quarter ended March 31, 1997 with the possibility of continued adverse financial impacts in future quarters if new patients cannot be admitted.

     The Company is confident that the deficiencies at Franvale have been corrected, as evidenced by the second plan of correction that has been submitted to the Department of Public Health. On April 8, 1997, Franvale submitted a statement of allegation of substantial compliance with the Department of Public Health and anticipates that resurveyance of Franvale by the Department will occur shortly. If Franvale is not found to be in substantial compliance by the Department of Public Health as a result of such resurvey, the Company intends to appeal the decision. The Company has hired a new experienced Director of Admissions whose primary responsibility is to see new admissions as soon as regulating approval is received.

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                                  SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.


                                            PHC, INC.


Date:  April 9, 1997                        BY:  /s/  Bruce A. Shear
                                                  Bruce A. Shear
                                                  President